                                                     Exhibit 23.1





                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Sunquest Information Systems, Inc. Stock Incentive Plan of 1996, as amended, of our report dated February 13, 1998 with respect to the consolidated financial statements of Sunquest Information Systems, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP
                                   ---------------------
                                   Ernst & Young LLP


June 9, 1998